UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) September 3, 2002

MICRO THERAPEUTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	00-06253	33-0569235
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2 Goodyear, Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 837-3700

ITEM 5.—OTHER EVENTS—ELECTION OF PRESIDENT AND CHIEF EXECUTIVE OFFICER.

On September 3, 2002, Micro Therapeutics, Inc. (“MTI”) announced the appointment of Thomas C. Wilder, III, as president and chief executive officer of MTI. James M. Corbett, currently chairman of MTI’s board of directors and MTI’s acting president and chief executive officer, will remain chairman.

A copy of the press release announcing the appointment of Mr. Wilder is attached hereto as Exhibit 99.1.

ITEM 7.—EXHIBITS

(c)  Exhibits.

Exhibit Number	Description
99.1	Press Release dated September 3, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MICRO THERAPEUTICS, INC.

By:	/s/ HAROLD A. HURWITZ
Harold A. Hurwitz Assistant Secretary and Chief Financial Officer

September 4, 2002

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press Release dated September 3, 2002.